Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, included in Post-Effective Amendment No. 106 to the Registration Statement (Form N-1A, No. 333-173276) of SSGA Active Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 31, 2016, with respect to the financial statements of SPDR® SSGA Multi-Asset Real Return ETF, SPDR® SSGA Income Allocation ETF, SPDR® SSGA Global Allocation ETF, SPDR® Blackstone/GSO Senior Loan ETF, SPDR® SSGA Ultra Short Term Bond ETF, SPDR® DoubleLine Total Return Tactical ETF, SPDR® MFS Systematic Core Equity ETF, SPDR® MFS Systematic Growth Equity ETF, SPDR® MFS Systematic Value Equity ETF, State Street Clarion Global Infrastructure & MLP Portfolio, SPDR® DoubleLine® Emerging Markets Fixed Income ETF, SPDR® DoubleLine® Short Duration Total Return Tactical ETF and State Street Disciplined Global Equity Portfolio (thirteen of the portfolios comprising SSGA Active Trust), included in the June 30, 2016 Annual Reports of SSGA Active Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 27, 2016